EXECUTION COPY

NOTICE OF COMMITMENT INCREASE REQUEST

Truist Bank

740 Battery Ave., 9th Floor

Atlanta, Georgia 30339

Attention: Hays Wood

Telecopy Number: (404) 836-5879

October 14, 2025

Ladies and Gentlemen:

This Commitment Increase Request (this “Commitment Increase Request”) is delivered pursuant to Section 2.08(e) of the Senior Secured Revolving Credit Agreement, dated as of April 6, 2023 (as amended by that certain First Amendment to Senior Secured Revolving Credit Agreement, dated as of August 9, 2023, that certain Second Amendment to Senior Secured Revolving Credit Agreement, dated as of November 17, 2023, that certain Third Amendment to Senior Secured Revolving Credit Agreement, dated as of May 23, 2024, that certain Fourth Amendment to Senior Secured Revolving Credit Agreement, dated as of June 16, 2025, and that certain Fifth Amendment to Senior Secured Revolving Credit Agreement, dated as of October 14, 2025, and as further amended, supplemented, amended and restated, or otherwise modified from time to time, the “Credit Agreement”), by and among Goldman Sachs Private Credit Corp. (the “Company”), the Lenders and Issuing Banks from time to time party thereto and Truist Bank, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

Pursuant to Section 2.08(e) of the Credit Agreement, the Company hereby requests that the (i) aggregate amount of the Lenders’ Revolving Commitments be increased from $2,295,000,000 to $2,850,000,000 (the “Revolving Commitment Increase”) and (ii) aggregate amount of the Lenders’ outstanding Term Loans be increased from $125,000,000 to $150,000,000 (the “Term Loan Increase”), on October 14, 2025.

The Company intends to effectuate the Revolving Commitment Increase and Term Loan Increase by (i) increasing the Multicurrency Commitment of Truist Bank from $200,000,000 to $275,000,000, (ii) increasing the Multicurrency Commitment of State Street Bank and Trust Company from $200,000,000 to $275,000,000, (iii) increasing the Multicurrency Commitment of Sumitomo Mitsui Banking Corporation from $150,000,000 to $200,000,000, (iv) increasing the Multicurrency Commitment of Bank of America, N.A. from $150,000,000 to $225,000,000, (v) increasing the Dollar Commitment of Morgan Stanley Bank, N.A. from $105,000,000 to $155,000,000, (vi) increasing the Multicurrency Commitment of HSBC Bank USA, N.A. from $100,000,000 to $155,000,000, (vii) increasing the Multicurrency Commitment of BNP Paribas from $125,000,000 to $175,000,000, (viii) increasing the Multicurrency Commitment of Barclays Bank PLC from $75,000,000 to $125,000,000, (ix) adding Manufacturers & Traders Trust Company as a Dollar Lender with a Dollar Commitment of $75,000,000 and (x) creating a new class of Incremental Term Commitments of $25,000,000 to be made by Sumitomo Mitsui Banking Corporation as an Incremental Term Lender.

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DOCVARIABLE #DNDocID \* MERGEFORMAT 1753156559.5

IN WITNESS WHEREOF, the undersigned has executed this Commitment Increase Request as of the date first above written.

GOLDMAN SACHS PRIVATE CREDIT CORP.

By: /s/ Vivek Bantwal
Name: Vivek Bantwal
Title: Co-Chief Executive Officer

Truist-GSCR – Commitment Increase Request (MMLC II Merger)